Exhibit 4.2

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT (this "Amendment"), dated as of October 29, 2013, amends and modifies that certain Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (the "Credit Agreement"), among OTTER TAIL POWER COMPANY (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Agent"), and the Lenders, as defined therein.  Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Lenders and the Agent agree that the Credit Agreement is amended as follows.

ARTICLE I - AMENDMENT

1.1           The definition of “Interest Period” appearing in Section 1.1 of the Credit Agreement is hereby amended to delete the phrase “nine or” appearing therein.

1.2           The definition of “Termination Date” appearing in Section 1.1 of the Credit Agreement is hereby amended to replace the date “October 29, 2017” with the date “October 29, 2018”.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Agent and the Lenders that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding agreement of the Borrower, enforceable in accordance with its terms.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1           Warranties.  Before and after giving effect to this Amendment, the representations and warranties in the Credit Agreement shall be true and correct as though made on the date hereof with respect to representations and warranties containing qualifications as to materiality, and true and correct as though made on the date hereof in all material respects with respect to representations and warranties without qualifications as to materiality, except for changes that are permitted by the terms of the Credit Agreement.  The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.2           Defaults.  Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement.  The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.3           Documents.  The Borrower, the Agent and the Lenders shall have executed and delivered this Amendment.

3.4           Fees.  The Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, (i) all fees set forth in that certain Fee Letter by and between the Borrower and the Agent dated as of September 20, 2013 and (ii) to the extent invoiced reasonably in advance, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

ARTICLE IV - GENERAL

4.1           Expenses.  The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

4.2           Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3           Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4           Governing Law.  This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

4.5           Successors; Enforceability.  This Amendment shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lenders and the successors and assigns of the Agent and the Lenders.  Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

OTTER TAIL POWER COMPANY

By:	/s/ Kevin G. Moug

Title:	Treasurer

4334 18th Avenue South
Suite 200
Fargo, North Dakota 58103
Attention:	Mr. Kevin G. Moug,
Treasurer
Telephone: (701) 451-3562
Fax: (701) 232-4108

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)

U.S. BANK NATIONAL ASSOCIATION, as Agent and a Bank

By:	/s/ Jacquelyn Ness

Title:	Vice President

505 Second Avenue North Mail Code EP-ND-0630 Fargo, ND 58102 Attention: Jacquelyn Ness, Vice President Telephone: (701) 280-3655 Fax: (701) 280-3580

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)

JPMORGAN CHASE BANK, N.A., as a Co- Syndication Agent and as a Bank

By:	/s/ Justin Martin

Title:	Authorized Officer

10 South Dearborn, 9th Floor, IL1-0090 Chicago, IL 60603 Attention: Justin Martin Telephone: (312) 732-4441 Fax: (312) 732-1762

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)

BANK OF AMERICA, N.A., as Co-Syndication Agent and as a Bank

By:	/s/ A. Quinn Richardson

Title:	Senior Vice President

IL-4135-07-65 135 S. LaSalle Street Chicago, IL 60603
Attention:	A. Quinn Richardson Senior Vice President
Telephone: (312) 992-2160
Fax: (312) 904-6546

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)

KEYBANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/s/ Keven D. Smith

Title:	Senior Vice President

601 108th Avenue N.E. Mail Code: WA-31-18-0314 Bellevue, WA 98004
Attention:	Keven D. Smith
Telephone:	(425) 709-4579
Fax: (425) 709-4348

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Nick Brokke

Title:	Assistant Vice President

90 S 7th Street, 7th Floor MAC: N9305-070 Minneapolis, MN 55408
Attention:	Nick Brokke Assistant Vice President
Tel: 612-667-6637
Fax: 612-316-0506

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)

COBANK, ACB, as a Co-Documentation Agent and as a Bank

By:	/s/ John Kemper

Title:	Vice President

5500 South Quebec St. Greenwood Village, CO 80111 Attention: John Kemper Telephone: 303-740-6576 Fax: 303-224-2615

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)

UNION BANK, N.A., as a Bank

By:	/s/ Harvey Horowitz

Title:	VP

Energy Capital Services 445 South Figueroa Street, 15th Floor Los Angeles, CA 90071 Attention: Harvey Horowitz Telephone: 212-236-6585 Fax: 213-236-4096

(Signature Page to First Amendment to Otter Tail Power Company Credit Agreement)